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                                   Exhibit 11
                        Computation of Per Share Earnings
                                   (Unaudited)
                     (In thousands except per share amounts)


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
                                                      Three Months Ended           Six Months Ended
                                                   -----------------------      -----------------------
                                                    June 1,        June 2,       June 1,        June 2,
                                                     1997           1996          1997           1996
                                                   --------       --------      --------       --------

Primary per share (losses) earnings

(Losses) earnings applicable to primary
   per share (losses) earnings                     ($ 6,994)      $  3,273      ($ 4,595)      $  6,099
                                                   ========       ========      ========       ========

Average number of common shares
   outstanding                                       11,055         10,968        11,031         11,954

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                                     305            206           290            201
                                                   --------       --------      --------       --------

Average shares used to calculate
   primary per share (losses) earnings               11,360         11,174        11,321         12,155
                                                   ========       ========      ========       ========

Primary per share (losses) earnings                ($  0.62)      $   0.29      ($  0.41)      $   0.50
                                                   ========       ========      ========       ========




Fully diluted per share (losses) earnings

(Losses) earnings applicable to fully diluted
   per share (losses) earnings                     ($ 6,994)      $  3,273      ($ 4,595)      $  6,099
                                                   ========       ========      ========       ========

Average number of common shares
   outstanding                                       11,055         10,968        11,031         11,954

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                                     329            210           309            212
                                                   --------       --------      --------       --------

Average shares used to calculate
   fully diluted per share (losses) earnings         11,384         11,178        11,340         12,166
                                                   ========       ========      ========       ========

Net fully diluted per share (losses) earnings      ($  0.61)      $   0.29      ($  0.41)      $   0.50
                                                   ========       ========      ========       ========
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